Exhibit 99.1

ITW Reports Fourth Quarter and Full Year 2022 Results

Fourth Quarter 2022 Highlights
•Revenue of $4.0 billion, an increase of 8% with organic growth of 12%
•Record operating income of $986 million, an increase of 18%
•Operating margin of 24.8%, an increase of 210 bps
•Record GAAP EPS of $2.95 including $0.61 of divestiture gains
•Excluding divestiture gains, EPS of $2.34, an increase of 21%

2022 Highlights
•Revenue of $15.9 billion, an increase of 10% with organic growth of 12%
•Record operating income of $3.8 billion, an increase of 9%
•Operating margin of 23.8%; 24.4% excluding MTS acquisition impact
•Record GAAP EPS of $9.77, an increase of 15%

2023 Guidance
•Organic growth of 3 to 5%
•Operating margin of 24.5 to 25.5% with enterprise initiatives contributing approximately 100 bps
•GAAP EPS of $9.40 to $9.80

GLENVIEW, IL., February 2, 2023 - Illinois Tool Works Inc. (NYSE: ITW) today reported its fourth quarter and full year 2022 results and initiated guidance for full year 2023.

“We delivered a robust finish to a strong year of differentiated execution and performance by the ITW team. Fourth quarter organic growth was 12 percent, operating margin was 24.8 percent, and earnings per share increased 21 percent excluding divestiture gains,” said E. Scott Santi, Chairman and Chief Executive Officer. We were very pleased with both our revenue growth and margin performance in the fourth quarter as we delivered eight percent overall revenue growth and a 210-basis point operating margin improvement.”

“For all of 2022, in a year marked by significant supply chain disruptions and cost inflation, ITW delivered organic growth of 12 percent for the second year in a row, operating margin of 24.4 percent in our base business, after tax return on invested capital of 29.1 percent, and record GAAP EPS of $9.77, an increase of 15 percent versus the prior year. There is no question that our decision to stay invested in our enterprise strategy and in our people throughout the pandemic and the quality of our teams’ execution of our “Win the Recovery” focus coming out of it are powering the strong growth and financial performance ITW is currently delivering. As a result, we are very pleased with our momentum and positioning heading into 2023. I want to again thank my ITW colleagues around the world for their extraordinary dedication and commitment to serving our customers and executing our strategy with excellence,” Santi concluded.

Fourth Quarter 2022 Results
Fourth quarter revenue of $4.0 billion increased eight percent with organic revenue growth of 12 percent. The net impact from acquisitions and divestitures contributed one percent to revenue. Unfavorable foreign currency translation reduced revenue by five percent. Five of seven segments delivered double-digit organic growth in the quarter, led by Automotive OEM up 20 percent, Food Equipment up 17 percent, Welding up 15 percent, Polymers & Fluids up 11 percent, and Test & Measurement and Electronics up 10 percent. Construction Products was up four percent, and Specialty Products was up three percent. On a geographic basis, organic growth was 13 percent in North America, 11 percent in Europe, and nine percent in Asia Pacific.

GAAP EPS increased 53 percent to $2.95 and included $0.61 of divestiture gains and $0.12 of unfavorable foreign currency translation impact. Excluding divestiture gains and foreign currency translation impact, EPS of $2.46 increased 27 percent. Operating income increased 18 percent to $986 million and incremental margin was 52 percent. Operating margin of 24.8 percent improved 210 basis points with enterprise initiatives contributing 110 basis points and favorable price/cost margin impact of 70 basis points. Operating cash flow was $811 million, and free cash flow was $655 million, a seven percent sequential improvement from the third quarter and a conversion rate to net income of 72 percent. Excluding the abovementioned divestiture gains, the conversion rate to net income was 91 percent. The company repurchased $500 million of its own shares and the effective tax rate was 19.1 percent, which included a 2.9 percentage-point favorable impact from the utilization of capital loss carryforwards related to the divestitures.

Full Year 2022 Results
Full year revenue of $15.9 billion increased 10 percent with organic revenue growth of 12 percent. The net impact from acquisitions and divestitures contributed two percent to revenue. Unfavorable foreign currency translation reduced revenue by four percent. Five of seven segments delivered double-digit organic growth for the year, led by Food Equipment up 23 percent, Welding up 16 percent, Construction Products up 14 percent, Automotive OEM up 12 percent, and Polymers & Fluids up 11 percent. Test & Measurement and Electronics was up nine percent and Specialty Products was up 0.4 percent. On a geographic basis, organic growth was 14 percent in North America, 10 percent in Europe, and eight percent in Asia Pacific.

GAAP EPS increased 15 percent to $9.77 including the abovementioned divestiture gains and $0.39 of unfavorable foreign currency translation impact. Excluding divestiture gains and foreign currency translation impact, EPS increased 12 percent. Operating margin of 23.8 percent declined 30 basis points primarily due to 150 basis points of combined unfavorable margin headwind from price/cost and MTS acquisition impact. Operating cash flow was $2.3 billion and free cash flow was $1.9 billion with a conversion rate of 64 percent to net income, as the company continues to make working capital investments to support double-digit organic revenue growth and to mitigate supply chain risk in order to sustain best-in-class customer service levels across our portfolio. The company repurchased $1.75 billion of its own shares, and the effective tax rate was 21 percent.

Fourth Quarter Divestiture Update
As previously announced, on October 3, 2022, ITW closed the sale of a $100 million revenue division within the Polymers & Fluids segment for $220 million. On December 1, 2022, ITW closed the sale of a $35 million revenue business unit within the Food Equipment segment for $59 million. The gains on sale related to these two divestitures contributed $197 million to non-operating income and $0.61 to fourth quarter EPS.

2023 Guidance
The company is initiating 2023 guidance including GAAP EPS in the range of $9.40 to $9.80 per share and organic growth of three to five percent based on current levels of demand and anticipated further slowing in certain end markets. Foreign currency translation and the abovementioned divestitures are expected to reduce revenue by approximately 0.75 percent each, resulting in total revenue growth of 1.5 to 3.5 percent. Operating margin is projected to be in the range of 24.5 to 25.5 percent, with approximately 100 basis points contribution from enterprise initiatives. Free cash flow is expected to be greater than 100 percent of net income and the company plans to repurchase approximately $1.5 billion of its own shares. The projected effective tax rate is approximately 24 percent.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule. The estimated guidance of free cash flow conversion rate is based on assumptions that are difficult to predict, and estimated guidance for the most directly comparable GAAP measure and a reconciliation of this forward-looking estimate to its most directly comparable GAAP estimate have been omitted due to the unreasonable efforts required in connection with such a reconciliation and the lack of reliable forward-looking cash flow information.

Forward-looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding the duration and potential effects of the COVID-19 pandemic and global supply chain challenges, related government actions and the company’s strategy in response thereto on the company’s business, expected impact of inflation including raw material inflation and rising interest rates, enterprise initiatives, future financial and operating performance, free cash flow and free cash flow conversion rate, organic and total revenue, operating and incremental margin, price/cost impact, diluted income per share, restructuring expenses and related benefits, expected dividend payments, expected repatriation of overseas cash, after-tax return on invested capital, effective tax rates, exchange rates, expected access to liquidity sources, expected capital allocation, expected timing and amount of share repurchases, end market economic and regulatory conditions, potential acquisitions and divestitures and related impact on financial results, including statements with respect to the impact of the 2021 acquisition of the MTS Test & Simulation business and the 2022 divestitures, and the company’s 2023 guidance. These statements are subject to certain risks, uncertainties, assumptions, and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2021 and subsequent reports filed with the SEC.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $15.9 billion in 2022. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW’s approximately 46,000 dedicated colleagues around the world thrive in the company’s decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions except per share amounts	2022	2021	2022	2021
Operating Revenue	$3,971	$3,679	$15,932	$14,455
Cost of revenue	2,309	2,191	9,429	8,489
Selling, administrative, and research and development expenses	644	621	2,579	2,356
Amortization and impairment of intangible assets	32	33	134	133
Operating Income	986	834	3,790	3,477
Interest expense	(56)	(49)	(203)	(202)
Other income (expense)	191	7	255	51
Income Before Taxes	1,121	792	3,842	3,326
Income taxes	214	183	808	632
Net Income	$907	$609	$3,034	$2,694

Net Income Per Share:
Basic	$2.96	$1.94	$9.80	$8.55
Diluted	$2.95	$1.93	$9.77	$8.51

Cash Dividends Per Share:
Paid	$1.31	$1.22	$4.97	$4.64
Declared	$1.31	$1.22	$5.06	$4.72

Shares of Common Stock Outstanding During the Period:
Average	306.8	313.6	309.6	315.1
Average assuming dilution	307.9	315.0	310.7	316.4

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	December 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and equivalents	$708	$1,527
Trade receivables	3,171	2,840
Inventories	2,054	1,694
Prepaid expenses and other current assets	329	313
Assets held for sale	8	—
Total current assets	6,270	6,374

Net plant and equipment	1,848	1,809
Goodwill	4,864	4,965
Intangible assets	768	972
Deferred income taxes	494	552
Other assets	1,178	1,405
	$15,422	$16,077

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$1,590	$778
Accounts payable	594	585
Accrued expenses	1,728	1,648
Cash dividends payable	400	382
Income taxes payable	147	77
Liabilities held for sale	1	—
Total current liabilities	4,460	3,470

Noncurrent Liabilities:
Long-term debt	6,173	6,909
Deferred income taxes	484	654
Noncurrent income taxes payable	273	365
Other liabilities	943	1,053
Total noncurrent liabilities	7,873	8,981

Stockholders' Equity:
Common stock	6	6
Additional paid-in-capital	1,501	1,432
Retained earnings	25,799	24,325
Common stock held in treasury	(22,377)	(20,636)
Accumulated other comprehensive income (loss)	(1,841)	(1,502)
Noncontrolling interest	1	1
Total stockholders' equity	3,089	3,626
	$15,422	$16,077

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended December 31, 2022
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$745	$128	17.1%
Food Equipment	631	173	27.6%
Test & Measurement and Electronics	732	198	26.9%
Welding	481	152	31.6%
Polymers & Fluids	455	117	25.8%
Construction Products	470	120	25.5%
Specialty Products	462	119	25.7%
Intersegment	(5)	—	—%
Total Segments	3,971	1,007	25.4%
Unallocated	—	(21)	—%
Total Company	$3,971	$986	24.8%

Twelve Months Ended December 31, 2022
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,969	$499	16.8%
Food Equipment	2,444	618	25.3%
Test & Measurement and Electronics	2,828	684	24.2%
Welding	1,894	583	30.8%
Polymers & Fluids	1,905	479	25.2%
Construction Products	2,113	548	25.9%
Specialty Products	1,799	481	26.7%
Intersegment	(20)	—	—%
Total Segments	15,932	3,892	24.4%
Unallocated	—	(102)	—%
Total Company	$15,932	$3,790	23.8%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q4 2022 vs. Q4 2021 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	19.6%	16.8%	10.4%	15.4%	10.8%	4.2%	2.9%	11.9%
Acquisitions/ Divestitures	—%	(0.4)%	10.1%	—%	(4.7)%	—%	—%	1.2%
Translation	(7.3)%	(5.5)%	(5.2)%	(1.7)%	(4.3)%	(6.2)%	(3.9)%	(5.2)%
Operating Revenue	12.3%	10.9%	15.3%	13.7%	1.8%	(2.0)%	(1.0)%	7.9%

Q4 2022 vs. Q4 2021 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	350 bps	310 bps	220 bps	210 bps	190 bps	70 bps	50 bps	230 bps
Changes in Variable Margin & OH Costs	(320) bps	130 bps	130 bps	(90) bps	(70) bps	(90) bps	(110) bps	20 bps
Total Organic	30 bps	440 bps	350 bps	120 bps	120 bps	(20) bps	(60) bps	250 bps
Acquisitions/ Divestitures	—	10 bps	(290) bps	—	50 bps	—	—	(40) bps
Restructuring/Other	—	20 bps	(10) bps	40 bps	—	(10) bps	(20) bps	—
Total Operating Margin Change	30 bps	470 bps	50 bps	160 bps	170 bps	(30) bps	(80) bps	210 bps

Total Operating Margin % *	17.1%	27.6%	26.9%	31.6%	25.8%	25.5%	25.7%	24.8%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	180 bps	10 bps	220 bps	20 bps	60 bps	90 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.08) on GAAP earnings per share for the fourth quarter of 2022.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Full Year 2022 vs Full Year 2021 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	11.7%	22.9%	9.0%	16.0%	10.5%	14.4%	0.4%	12.1%
Acquisitions/ Divestitures	—%	(0.1)%	15.9%	—%	(1.2)%	—%	—%	2.4%
Translation	(5.7)%	(5.2)%	(4.3)%	(1.3)%	(3.7)%	(5.8)%	(3.3)%	(4.3)%
Operating Revenue	6.0%	17.6%	20.6%	14.7%	5.6%	8.6%	(2.9)%	10.2%

Full Year 2022 vs Full Year 2021 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	190 bps	430 bps	190 bps	220 bps	170 bps	220 bps	—	220 bps
Changes in Variable Margin & OH Costs	(370) bps	(150) bps	(160) bps	(140) bps	(200) bps	(350) bps	(60) bps	(180) bps
Total Organic	(180) bps	280 bps	30 bps	80 bps	(30) bps	(130) bps	(60) bps	40 bps
Acquisitions/ Divestitures	—	—	(350) bps	—	20 bps	—	—	(60) bps
Restructuring/Other	(90) bps	(10) bps	—	30 bps	(10) bps	—	10 bps	(10) bps
Total Operating Margin Change	(270) bps	270 bps	(320) bps	110 bps	(20) bps	(130) bps	(50) bps	(30) bps

Total Operating Margin % *	16.8%	25.3%	24.2%	30.8%	25.2%	25.9%	26.7%	23.8%

* Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	30 bps	50 bps	190 bps	10 bps	220 bps	20 bps	70 bps	90 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.33) on GAAP earnings per share for 2022.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Dollars in millions	2022	2021	2022	2021
Numerator:
Net income	$907	$609	$3,034	$2,694
Discrete tax benefit related to the fourth quarter 2022	(32)	—	(32)	—
Discrete tax benefit related to the second quarter 2022	—	—	(51)	—
Discrete tax benefit related to the third quarter 2021	—	—	—	(21)
Discrete tax benefit related to the second quarter 2021	—	—	—	(112)
Interest expense, net of tax (1)	44	38	156	157
Other (income) expense, net of tax (1)	(147)	(5)	(196)	(40)
Operating income after taxes	$772	$642	$2,911	$2,678

Denominator:
Invested capital:
Cash and equivalents	$708	$1,527	$708	$1,527
Trade receivables	3,171	2,840	3,171	2,840
Inventories	2,054	1,694	2,054	1,694
Net assets held for sale	7	—	7	—
Net plant and equipment	1,848	1,809	1,848	1,809
Goodwill and intangible assets	5,632	5,937	5,632	5,937
Accounts payable and accrued expenses	(2,322)	(2,233)	(2,322)	(2,233)
Debt	(7,763)	(7,687)	(7,763)	(7,687)
Other, net	(246)	(261)	(246)	(261)
Total net assets (stockholders' equity)	3,089	3,626	3,089	3,626
Cash and equivalents	(708)	(1,527)	(708)	(1,527)
Debt	7,763	7,687	7,763	7,687
Total invested capital	$10,144	$9,786	$10,144	$9,786

Average invested capital (2)	$10,006	$9,421	$10,017	$9,087

Net income to average invested capital (3)	36.3%	25.8%	30.3%	29.6%
After-tax return on average invested capital (3)	30.8%	27.2%	29.1%	29.5%

(1)    Effective tax rate used for interest expense and other (income) expense for the three months ended December 31, 2022 and 2021 was 22.0% and 23.1%, respectively, and 23.2% and 23.0% for the twelve months ended December 31, 2022 and 2021, respectively.

(2)    Average invested capital is calculated using the total invested capital balances at the start of the period and at the end of each quarter within each of the periods presented.

(3)    Returns for the three months ended December 31, 2022 and 2021 were converted to an annual rate by multiplying the calculated return by 4.

A reconciliation of the effective tax rate for the three and twelve month periods ended December 31, 2022, excluding the fourth quarter 2022 discrete tax benefit of $32 million related to the utilization of capital loss carryforwards and the second quarter 2022 discrete tax benefit of $51 million related to the resolution of a U.S. tax audit, is as follows:

	Three Months Ended		Twelve Months Ended
	December 31, 2022		December 31, 2022
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$214	19.1%	$808	21.0%
Discrete tax benefit related to the fourth quarter 2022	32	2.9%	32	0.8%
Discrete tax benefit related to the second quarter 2022	—	—%	51	1.4%
As adjusted	$246	22.0%	$891	23.2%

A reconciliation of the effective tax rate for the twelve month period ended December 31, 2021, excluding the third quarter 2021 discrete tax benefit of $21 million related to the utilization of capital loss carryforwards and the second quarter 2021 discrete tax benefit of $112 million related to a change in the U.K. income tax rate, is as follows:

	Twelve Months Ended
	December 31, 2021
Dollars in millions	Income Taxes	Tax Rate
As reported	$632	19.0%
Discrete tax benefit related to the third quarter 2021	21	0.6%
Discrete tax benefit related to the second quarter 2021	112	3.4%
As adjusted	$765	23.0%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
Dollars in millions	2022		2021	2022	2021
Net cash provided by operating activities	$811		$774	$2,348	$2,557
Less: Additions to plant and equipment	(156)		(79)	(412)	(296)
Free cash flow	$655		$695	$1,936	$2,261

Net income	$907		$609	$3,034	$2,694

Net cash provided by operating activities to net income conversion rate	89%		127%	77%	95%
Free cash flow to net income conversion rate	72%	*	114%	64%	84%

* Excluding the net impact of the two divestiture gains on net income, the free cash flow to net income conversion rate would have been 91% for the three months ended December 31, 2022.

ADJUSTED NET INCOME PER SHARE - DILUTED (UNAUDITED)

	Three Months Ended	Twelve Months Ended
	December 31, 2022	December 31, 2022
As reported	$2.95	$9.77
Net impact of gains from two divestitures in the fourth quarter 2022	(0.61)	(0.60)
As adjusted	$2.34	$9.17